UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 20, 2006
LANCE, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	0-398	56-0292920

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8600 South Boulevard, P.O. Box 32368, Charlotte, NC	28232

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 554-1421
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 20, 2006, Lance, Inc. (the “Company”) and Tamming Foods, Ltd., an indirect wholly-owned Canadian subsidiary of the Company (the “Canadian Subsidiary”), entered into a new unsecured credit agreement with the lenders named therein, Bank of America, National Association, as administrative agent, issuing lender and Canadian agent, and Wachovia Capital Markets, LLC, as syndication agent (the “New Credit Agreement”). A brief description of the material terms and conditions of the New Credit Agreement is included in Item 2.03 of this report, which description is incorporated by reference into this Item 1.01.
     The administrative agent and certain of its affiliates have performed in the past, and may perform in the future, banking, investment banking, and/or advisory services for the Company and its affiliates from time to time for which they have received, or will receive, customary fees and expenses.
Item 1.02. Termination of a Material Definitive Agreement.
     On October 20, 2006, simultaneously with entering into the New Credit Agreement, the Company terminated its existing (i) unsecured $60 million and Cdn$25 million revolving credit agreement, dated as of February 8, 2002 (the “2002 Credit Agreement”), with Lanfin Investments, Inc., an indirect wholly-owned Canadian subsidiary of the Company, various lenders named therein, First Union National Bank, as syndication agent, Fleet National Bank, as documentation agent, and Bank of America, National Association, as issuing lender, administrative agent and Canadian agent, and (ii) unsecured $50 million revolving credit agreement, dated as of October 21, 2005 (the “2005 Credit Agreement,” and together with the 2002 Credit Agreement, the “Old Credit Agreements”), with Bank of America, National Association, as agent and sole initial lender.
     The 2002 Credit Agreement was scheduled to expire on February 8, 2007. The 2005 Credit Agreement was scheduled to expire on October 20, 2006. Proceeds from the New Credit Agreement were used to repay outstanding borrowings under the Old Credit Agreements. The financial obligations of the Company under the terminated Old Credit Agreements have been fully satisfied, and there were no prepayment or early termination penalties incurred in connection with the terminations of the Old Credit Agreements.
     The administrative agents under the Old Credit Agreements and certain of their affiliates have performed in the past, and may perform in the future, banking, investment banking and/or advisory services for the Company and its affiliates from time to time for which they have received customary fees and expenses.
     The 2002 Credit Agreement was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the thirteen weeks ended March 30, 2002 and the 2005 Credit Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 24, 2005. The foregoing summaries of the Old Credit Agreements are qualified in their entirety by reference to the full texts of the Old Credit Agreements, which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On October 20, 2006, the Company and the Canadian Subsidiary entered into the New Credit Agreement with the various lenders named therein, Bank of America, National Association, as administrative agent, issuing lender and Canadian agent, and Wachovia Capital Markets, LLC, as syndication agent.
     The New Credit Agreement provides for (i) a $50 million term loan (the “Term Loan”), (ii) revolving loans up to a maximum aggregate amount outstanding of $100 million (the “U.S. Revolver”), and (iii) revolving loans up to a maximum aggregate amount outstanding of Cdn$15 million (the “Canadian Revolver”). Up to $30 million of the U.S. Revolver may be utilized for letters of credit. The New Credit Agreement expires on October 20, 2011, unless terminated earlier in accordance with its terms.
     Borrowings under the Term Loan and the U.S. Revolver will bear interest at either (i) a U.S. base rate or (ii) a Eurodollar rate plus an initial applicable margin of (A) 0.32% per annum for borrowings under the U.S. Revolver and (B) 0.40% per annum for borrowings under the Term Loan, at the Company’s discretion. The applicable margin added to the Eurodollar rate will be adjusted after the end of each fiscal quarter to a rate ranging from 0.28% to 0.625% for the U.S. Revolver and 0.35% to 0.75% for the Term Loan based on the Company’s total debt-to-EBITDA ratio. Borrowings under the Canadian Revolver will, at our discretion, bear variable interest at the Canadian Bankers’ Acceptance rate or the Canadian prime rate.
     In connection with the U.S. Revolver and the Canadian Revolver, the Company will pay a facility fee based on the lenders’ aggregate commitments, initially at a rate of 0.08% per annum. The facility fee rate will be adjusted after the end of each fiscal quarter to a rate ranging from .07% to 0.125% based on the Company’s total debt-to-EBITDA ratio.
     The Company will pay a letter of credit fee with respect to each letter of credit based on the average daily amount available to be drawn on the letter of credit, at a rate equal to the applicable margin with respect to Eurodollar loans under the U.S. Revolver.
     The New Credit Agreement contains customary representations, warranties and covenants that are substantially similar to those in the Old Credit Agreements. The financial covenants include a maximum total debt to EBITDA ratio and a minimum interest coverage ratio. Other covenants include, but are not limited to, limitations on: (i) liens, (ii) dispositions of assets, (iii) mergers and acquisitions, (iv) loans and investments, (v) subsidiary indebtedness, (vi) transactions with affiliates and (v) certain dividends and distributions.
     The New Credit Agreement contains customary events of default, including a cross default provision and a change of control provision. In the event of a default, the administrative agent may with the consent of the requisite number of lenders, or will, at the request of the requisite number of lenders, (i) terminate the lenders’ commitments under the New Credit Agreement, (ii) declare the obligations under the New Credit Agreement immediately due and payable, and (iii) demand that the Company immediately provide cash collateral for the maximum amount available to be drawn under the letters of credit. For certain events of default relating to insolvency and receivership, the commitments of the lenders will be automatically terminated and all outstanding obligations will become due and payable and the Company will be automatically obligated to provide such cash collateral as described above.
     The Company may increase the available credit under the U.S. Revolver up to an aggregate amount of $50 million, under certain circumstances and subject to certain limitations. In addition, the Company may reduce the amount of available credit under the U.S. Revolver and the Canadian Revolver at its discretion. The Company also has the option to prepay amounts due under the Term Loan, U.S. Revolver and Canadian Revolver without penalty.
     All amounts payable by the Canadian Subsidiary under the New Credit Agreement are unconditionally guaranteed by the Company. The obligations of the Company and the Canadian Subsidiary under the Credit Agreement are unsecured.
     On October 20, 2006, the Company used proceeds from the New Credit Facility to repay the outstanding borrowings on the Old Credit Agreements. The Old Credit Agreements were terminated, and all of the Company’s obligations under the Old Credit Agreements have been satisfied. As of the date hereof, the total outstanding balances under the New Credit Agreement are $50 million under the Term Loan and Cdn$2.0 million under the Canadian Revolver. There are no amounts outstanding under the U.S. Revolver.
     The foregoing summary of the New Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

10.1	Credit Agreement, dated as of October 20, 2006, among the Company, Tamming Foods, Ltd., Bank of America, National Association, Wachovia Capital Markets, LLC and the other lenders named therein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANCE, INC.

Date: October 26, 2006	By:	/s/ Rick D. Puckett

Rick D. Puckett
Executive Vice President, Chief Financial
Officer, Treasurer and Secretary

SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
October 20, 2006	0-398
LANCE, INC.
EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Credit Agreement, dated as of October 20, 2006, among the Company, Tamming Foods, Ltd., Bank of America, National Association, Wachovia Capital Markets, LLC and the other lenders named therein.